                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Human Genome Sciences, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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
                          HUMAN GENOME SCIENCES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 19, 1999

To the Stockholders of Human Genome Sciences, Inc.:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Human Genome Sciences, Inc., a Delaware corporation (the "Company"), will be held at the University of Maryland System, Shady Grove Center, 9630 Gudelsky Drive, Rockville, Maryland 20850-3480 on Wednesday, May 19, 1999 at 9:00 a.m., local time, for the following purposes:

     1.   To elect three directors for a three year term ending in 2002.

     2. To ratify the selection of Ernst & Young LLP as the Company's independent public accountants.

     3. To act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on March 31, 1999 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of the stockholders as of the record date will be available for inspection by stockholders at the Company's corporate headquarters during business hours for a period of ten days prior to the Annual Meeting.

     Your attention is directed to the attached Proxy Statement and to the enclosed Annual Report of the Company for the fiscal year ended December 31, 1998.

                                            By Order of the Board of Directors,

                                            James H. Davis, Secretary

Rockville, Maryland
April 16, 1999

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                          HUMAN GENOME SCIENCES, INC.

                              9410 KEY WEST AVENUE
                         ROCKVILLE, MARYLAND 20850-3338

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement is being furnished to stockholders of Human Genome Sciences, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the University of Maryland System, Shady Grove Center, 9630 Gudelsky Drive, Rockville, Maryland on Wednesday, May 19, 1999 at 9:00 a.m., local time, and at any adjournments thereof.

SOLICITATION

     The solicitation is being made primarily by the use of the mails, but directors, officers, and employees may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by the Company, and no compensation will be paid by the Company in connection with the solicitation of proxies, except that the Company may reimburse the brokers, custodians, nominees, and other recordholders for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners.

     This Proxy Statement and the accompanying form of proxy are being sent to stockholders on or about April 16, 1999.

REVOCATION OF PROXIES

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

QUORUM AND VOTING REQUIREMENTS

The close of business on March 31, 1999 has been fixed by the Board of Directors of the Company as the record date (the "Record Date") for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 22,875,434 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), outstanding. The presence at the Annual Meeting, in person or by a proxy relating to any matter to be acted upon at the meeting, of a majority of the outstanding shares or 11,437,718 shares, is necessary to constitute a quorum for the Annual Meeting. Each outstanding share is entitled to one vote on all matters, except as noted below. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the Annual Meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum. In the event that there are not sufficient votes for a quorum or to approve any proposal at the annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. "Broker non-votes" means the votes that could have been cast on the matter in question if the brokers had received their customers' instructions, and as to which the broker has notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority.

     Directors are elected by a plurality and the three nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. On all other matters, including the approval of the selection of Ernst & Young LLP as the Company's independent public accountants, the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter is required to approve such matter. Broker non-votes are not considered shares entitled to vote on the matter and therefore will not be taken into account in determining the outcome of the vote on the matter. Abstentions are considered shares entitled to vote on the matter and therefore will have the effect of a vote against the matter.

     All outstanding shares of the Company's Common Stock represented by properly executed and unrevoked proxies received in the accompanying form in time for the Annual Meeting will be voted. A stockholder may, with respect to the election of directors (i) vote for the election of the named director nominees, (ii) withhold authority to vote for all such director nominees, or
(iii) vote for the election of all of such director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by striking a line through such nominee's name on the proxy. A stockholder may, with respect to each other matter specified in the notice of meeting (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter, or (iii) "ABSTAIN" from voting on the matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If no instructions are given, the shares will be voted FOR the election of the named director nominees, and FOR the ratification of Ernst & Young LLP as the Company's independent public accountants.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof. Proxies solicited hereby will be tabulated by inspectors of election designated by the Board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the ownership of Common Stock of the Company as of March 31, 1999, unless otherwise indicated, by (i) all stockholders known by the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each of the directors and nominees for director, (iii) each executive officer of the Company including those named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group.


Name and Address of Beneficial Owner(1)             Number of Shares Owned    Percent Owned
---------------------------------------             ----------------------    -------------
Sid R. Bass and Lee M. Bass Group                             3,495,865(2)         15.3%
  201 Main Street
  Fort Worth, Texas  76201-3131

Merrill Lynch Asset Management Group                          1,502,549(3)          6.6%
  800 Scudders Mill Road
  Plainsboro, New Jersey 08536

J.P. Morgan & Co., Inc.                                       1,144,100(4)          5.0%
  60 Wall Street
  New York, New York 10260

Wellington Management Company, LLP                            2,348,170(5)         10.3%
  75 State Street, 19th Floor
  Boston, MA  02109

Directors, Nominees, and Executive Officers
-------------------------------------------

William A. Haseltine, Ph.D.                                   1,260,887(6)          5.5%
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850

Robert A. Armitage                                                    None
  c/o Vinson & Elkins L.L.P.
  1455 Pennsylvania Avenue, N.W.
  Washington, D.C.  20004

Susan Bateson McKay                                              14,700(7)            *
  c/o Human Genome Sciences
  9410 Key West Avenue
  Rockville, Maryland  20850

Melvin D. Booth                                                 1,400(8)              *
  c/o MedImmune, Inc.
  35 West Watkins Mill Road
  Gaithersburg, Maryland 20878

James H. Cavanaugh, Ph.D.                                     306,081(9)            1.3%
  c/o HealthCare Investment Corp.
  44 Nassau Street
  Princeton, New Jersey  08558

James H. Davis, Ph.D., J.D.                                    57,231(10)             *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850

Jurgen Drews, M.D.                                              4,000(11)             *
  Firnhaberstrasse 14
  D-82340 Feldafing
  Germany

Beverly Sills Greenough                                        16,250(12)             *
  211 Central Park West, #4-F
  New York, New York  10024

Robert Hormats                                                 10,500(13)             *
  c/o Goldman Sachs & Co.
  85 Broad Street
  New York, New York  10128

Max Link, Ph.D.                                                10,750(14)             *
  Tobelhofstr, 30
  8044 Zurich, Switzerland

Arthur M. Mandell                                              73,724(15)             *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850

Steven C. Mayer                                                86,653(16)             *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850

Craig A. Rosen, Ph.D.                                         266,329(17)           1.2%
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850

Alan G. Spoon                                                  6,000(18)              *
  c/o The Washington Post Company
  1150 15th Street
  Washington, D.C.  20071

Laura D'Andrea Tyson                                            None(19)
  2015 Los Angeles Avenue
  Berkely, California 24707

James B. Wyngaarden, M.D.                                     30,750(20)              *
  3504 Stoneybrook Drive
  Durham, North Carolina  27705

All directors and executive officers as a group            2,140,855(21)            9.1%
(16 persons)


-------------------------

     * Percentage is less than 1% of the total number of outstanding shares of the Company's Common Stock.

     (1) Except as otherwise indicated, each party has sole voting and investment power over the shares beneficially owned.

     (2) As reported on a Schedule 13G filed by Sid R. Bass and Lee M. Bass and 19 related and affiliated entities on February 5, 1999. In some cases the entities have sole voting and investment power over their respective shares of the Company's Common Stock; in other cases the entities share voting and/or investment power with other entities in the group.

     (3) As reported on a Schedule 13G filed by Merrill Lynch Asset Management Group as of February 8, 1999.

     (4) As reported on a Schedule 13G filed by J.P. Morgan & Co., Inc. February 23, 1999.

     (5) As reported on a Schedule 13G filed by Wellington Management Co., LLP as of February 9, 1999.

     (6) Includes 195,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 15,500 shares of Common Stock owned by Dr. Haseltine's wife, as to which Dr. Haseltine disclaims beneficial ownership, and 545,000 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

     (7) Includes 14,700 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 31,300 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

     (8) Mr. Booth resigned as President, Chief Operating Officer and Director as of November 13, 1998.

     (9) Includes 198,106 and 58,061, shares of Common Stock owned by HealthCare Ventures III L.P., ("HCV III") and HealthCare Ventures IV L.P., ("HCV IV"), respectively. Dr. Cavanaugh is general partner of HealthCare Partners III L.P., ("HCP III") and HealthCare Partners IV L.P., ("HCP IV"), the general partners of HCV III and HCV IV, respectively.

     (10) Includes 57,231 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 137,769 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

     (11) Includes 4,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 8,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days

     (12) Includes 15,250 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days.

     (13) Includes 8,500 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 6,750 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

     (14) Includes 4,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 4,500 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

     (15) Includes 72,724 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 122,276 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

     (16) Includes 86,653 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 123,347 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

     (17) Includes 117,450 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Also includes 36,000 shares of Common Stock held in trust for Dr. Rosen's minor children, as to which Dr. Rosen disclaims beneficial ownership. Does not include 172,072 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

     (18) Includes 4,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 8,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

     (19) Does not include 10,000 shares of Common Stock issuable upon exercise that are not exercisable within 60 days

     (20) Includes 30,250 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 3,750 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

     (21) Includes 605,758 shares of Common Stock issuable upon exercise of options and warrants that are exercisable within 60 days. Does not include 1,172,764 shares issuable upon exercise of options that are not exercisable within 60 days.

           PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1. ELECTION OF DIRECTORS

     One class of directors, the Class II directors, consisting of Drs. Cavanaugh, Link, Rosen, and Mrs. Greenough, has a term of office expiring at the Annual Meeting, and at such time as their successors shall be elected and qualified. Dr. Cavanaugh has informed the Board of his desire not to be elected to the Board for another term. Drs. Link and Rosen, and Mrs. Greenough have each been nominated for a three-year term expiring at the annual meeting of stockholders in 2002 and until their successors shall be elected and qualified.

     Melvin Booth, who was elected as a Class I director to the Board of Directors at the 1997 annual meeting of stockholders for a term expiring in 2000, resigned as a director of the Company as of November 13,1998. The Company's Charter and Bylaws provide that vacancies on the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors then in office. Effective November 13,1998 and pursuant to the Company's Charter and Bylaws, the Board of Directors elected Dr. Laura D'Andrea Tyson to the Board to fill the vacancy left by Mr. Booth. Dr. Tyson's term as a director will run the same length as Mr. Booth's, and will therefore expire in 2000 and at such time as her successor shall be elected and qualified.

     The persons named in the enclosed proxy intend to vote properly executed and returned proxies FOR the election of all nominees proposed by the Board of Directors unless authority to vote is withheld. In the event that any nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.

     Set forth below is information concerning the nominees for election and those directors whose term continues beyond the date of the Annual Meeting.

NOMINEES FOR DIRECTOR FOR A THREE-YEAR TERM
EXPIRING AT THE 2002 ANNUAL MEETING.


                                                   DIRECTOR                PRINCIPAL OCCUPATION AND BUSINESS
        NOMINEE                             AGE     SINCE                EXPERIENCE DURING THE PAST FIVE YEARS
       ---------                           -----   -------              ---------------------------------------
Max Link, Ph.D.                             59       1995       Member of the Executive Committee of the Company. Dr.
                                                                Link has held a number of executive positions with
                                                                pharmaceutical and healthcare companies. Most recently,
                                                                he served as Chief Executive Officer of Corange Limited,
                                                                from May 1993 until June 1994. Prior to joining Corange
                                                                Limited, Dr. Link served in a number of positions within
                                                                Sandoz Pharma Ltd., including Chief Executive Officer
                                                                from 1987 until April 1992, and Chairman from April 1992
                                                                until May 1993. Dr. Link currently serves on the board
                                                                of directors of Alexion Pharmaceuticals, Cell
                                                                Therapeutics, CytRx Corporation, Discovery Labs, Osiris
                                                                Therapeutics, Inc., Procept, Protein Design Labs and
                                                                Sulzer Medica. Dr. Link received his doctorate in
                                                                Economics from the University of St. Gallen.

Craig A. Rosen, Ph.D.                       41       1992       Senior Vice President of Research and Development and
                                                                Director of the Company. Employed by the Roche Institute
                                                                of Molecular Biology from 1987 to December 1992, serving
                                                                as Chairman of the Department of Gene Regulation from
                                                                1991 to December 1992 and in varying positions in the
                                                                Department of Molecular Oncology and Virology from 1987
                                                                to 1991. Member of the board and chairman of the
                                                                scientific advisory council for the American Foundation
                                                                for Aids Research from 1990 to 1995. Dr. Rosen currently
                                                                serves as a Director on the board of Vascular Genetics
                                                                Inc. Author of approximately 100 publications and an
                                                                editorial board member of several scientific publications.

Beverly Sills Greenough                     69       1993       Member of the Audit Committee. Chairman of the Lincoln
                                                                Center for the Performing Arts since 1994. Managing
                                                                Director of the Metropolitan Opera in New York, a
                                                                position held since 1991. President of the New York City
                                                                Opera Board from 1989 to 1990. Served as General
                                                                Director of the New York City Opera Company from 1979 to
                                                                1989. Serves on the Boards of Directors of American
                                                                Express Company, Inc. and Time Warner, Inc.

DIRECTORS CONTINUING IN OFFICE.


          DIRECTORS WHOSE TERM WILL EXPIRE AT THE 2000 ANNUAL MEETING:

William A. Haseltine, Ph.D.                 54       1993       Chairman of the Board, Chief Executive Officer, and
                                                                member of the Executive Committee of the Company.
                                                                Consultant to the Company from December 1992 until May
                                                                1993. Member of the faculty of Harvard Medical School
                                                                and the Dana Farber Cancer Institute from 1976 to May
                                                                1993. Member of the faculty of the Harvard School of
                                                                Public Health from 1977 to May 1993 and Chief of Human
                                                                Retrovirology at the Dana Farber Cancer Institute from
                                                                1988 to May 1993. A founder of several biotechnology
                                                                companies. A Scientific Advisor to HealthCare Investment
                                                                Corporation, LLP since 1987. Author of approximately 250
                                                                scientific publications.

Laura D'Andrea Tyson, Ph.D.                 52       1998       Dean of the Walter A. Haas School of Business at the
                                                                University of California, Berkley since 1998. Served as
                                                                the President's National Economic Advisor from 1995 to
                                                                1996 and as Chairman of the White House Council of
                                                                Economic Advisors from 1993 to 1995. Dr. Tyson was a
                                                                member of the National Bipartisan Commission on the
                                                                Future of Medicare and is a principal of the Law &
                                                                Economics Consulting Group. Dr. Tyson is a member of the
                                                                Boards of Directors of Ameritech Corporation, the
                                                                Council on Foreign Relations, Eastman Kodak Company,
                                                                Healtheon Corporation, the Institute for International
                                                                Economics, and Morgan Stanley, Dean Witter, Discover &
                                                                Co. She is a member of The Trilateral Commission; she
                                                                serves on the Board of Trustees of The Asia Foundation;
                                                                the Advisory Boards of E.M. Warburg, Pincus & Co., LLP,
                                                                Shorenstein Company, LP, the G7 Group, Inc. and The
                                                                Journal of Economic Perspectives; and the Boards of
                                                                Editors of The American Prospect and California
                                                                Management Review. She is an Economic Viewpoint
                                                                columnist for Business Week magazine and a commentator
                                                                for "Nightly Business Report."

Robert D. Hormats                           56       1996       Vice Chairman of Goldman Sachs (International) since
                                                                1987. Served in various capacities with Goldman Sachs
                                                                (International) since 1982. Served as a Senior Staff
                                                                Member for International Economic Affairs on the
                                                                National Security Council from 1974 to 1977. Served as
                                                                Senior Deputy Assistant Secretary for Economic and
                                                                Business Affairs at the Department of State from 1977 to
                                                                1979, Ambassador and Deputy U.S. Trade representative
                                                                from 1979 to 1981 and Assistant Secretary of State for
                                                                Economic and Business Affairs from 1981 to 1982.
                                                                Appointed by President Clinton in 1993 to the Board of
                                                                the Russian-American Enterprise Fund (now the U.S.
                                                                Russia Investment Fund).

Alan G. Spoon                               47       1998       Member of the Executive Committee of the Company.
                                                                President of The Washington Post Company since September
                                                                1993. Served as Chief Operating Officer and Director of
                                                                The Washington Post Company since May 1991. Held several
                                                                positions at The Washington Post Company since 1982,
                                                                including President of Newsweek from September 1989 to
                                                                May 1991. From 1987 to 1989, he was Chief Financial
                                                                Officer of the Washington Post Company. From 1984 to
                                                                1987 he was responsible for marketing and finance at The
                                                                Washington Post newspaper. Prior to joining The
                                                                Washington Post Company, Mr. Spoon was a partner with
                                                                The Boston Consulting Group. His other board memberships
                                                                include: American Management Systems Inc., The
                                                                International Herald Tribune, Ticketmaster Citisearch
                                                                and the Smithsonian's National Museum of Natural History.



          DIRECTORS WHOSE TERM WILL EXPIRE AT THE 2001 ANNUAL MEETING:

Robert A. Armitage                          50       1995       Partner in the Washington office of Vinson & Elkins
                                                                since 1993. Prior to joining Vinson & Elkins, he was
                                                                employed by the Upjohn Company in Kalamazoo, Michigan,
                                                                where he served as Vice President, Corporate Patents and
                                                                Trademarks, from 1983 to 1993. He is a past chairman of
                                                                the Patent Committee of the Pharmaceutical Research and
                                                                Manufacturers of America, Intellectual Property
                                                                Committee of the National Association of Manufacturers,
                                                                and the Intellectual Property Law Section of the State
                                                                Bar of Michigan; a former member of the board of
                                                                directors of Intellectual Property Owners; and a past
                                                                president of the American Intellectual Property Law
                                                                Association and Association of Corporate Patent Counsel.

Jurgen Drews, M.D.                          65       1998       Member of the Executive Committee of the Company.
                                                                Chairman and partner of the newly founded International
                                                                Biomedicine Management Partners, Basel, Switzerland.
                                                                Member of the Executive Committee of the Roche Group,
                                                                Hoffmann-La Roche, Inc., from 1986 until his retirement
                                                                in 1998. Dr. Drews also served as President, Global
                                                                Research for the Roche Group from 1996 until 1998. He
                                                                was President, International Research and Development at
                                                                the Roche Group from 1991 until 1996. Before joining
                                                                Roche in 1985, Dr. Drews was Head of International
                                                                Pharmaceutical Research and Development of Sandoz, LTD.,
                                                                in Basel, Switzerland. Dr. Drews' board memberships
                                                                include Protein Design Labs, Inc., of Mountain View, CA
                                                                and MorphoSys GmbH as well as Genomics Pharmaceutical
                                                                Company, both in Munich, Germany.

James B. Wyngaarden, M.D.                   74       1993       Professor of Medicine, Duke University, Emeritus,
                                                                Professor of Medicine and Sr. Associate Dean,
                                                                International Programs, University of Pennsylvania
                                                                Medical Center, 1995-1997. Foreign Secretary, National
                                                                Academy of Sciences and Institute of Medicine and
                                                                Associate Vice Chancellor for Health Affairs at Duke
                                                                University, 1990 to 1994. Served as Director of the
                                                                National Institutes of Health from 1982 to 1989 and as
                                                                Associate Director for Life Sciences, Office of Science
                                                                and Technology Policy, Executive Office of the President
                                                                from 1989 to 1990. From 1990 to 1991, served as Director
                                                                of Human Genome Organization. Serves as Director of
                                                                Hybridon Inc. and Magainin Pharmaceuticals, Inc. Author
                                                                of approximately 250 scientific publications.




     Robert A. Armitage is serving as the director of the Company designated by SmithKline Beecham Corporation ("SmithKline Beecham") pursuant to the terms of the Series B Convertible Preferred Stock Purchase Agreement (the "SB Stock Purchase Agreement"). SmithKline Beecham's right to designate a nominee for director continues until the termination for certain specified reasons as defined in that certain Collaboration Agreement between the Company and SmithKline Beecham (the "SB Collaboration Agreements," and, together with the SB Stock Purchase Agreement, the "SB Collaboration Agreements") or the later of
(i) expiration of the initial research term under the SB Collaboration Agreement or (ii) the date on which SmithKline Beecham beneficially owns less than 5% of the Company's Common Stock (on a fully diluted basis). For a description of the SB Collaboration Agreement, see "EXECUTIVE COMPENSATION AND OTHER MATTERS--Certain Relationships and Related Transactions."

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES


     The Board of Directors held five regular and two telephonic meetings during 1998. Mrs. Greenough, and Drs. Drews and Tyson attended fewer than 75% of the total number of meetings of the Board and of the Committees of which they were a member during 1998. The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating Committee.

     The Executive Committee, currently consisting of Drs. Haseltine, Link, and Drews and Mr. Spoon, has the authority to act on most matters during the intervals between Board meetings. The Executive Committee held four regular meetings and one telephonic meeting during 1998.

          The Audit Committee, currently consisting of Mrs. Greenough , Mr. Hormats, and Dr. Cavanaugh provides the opportunity for direct contact between the Company's independent public accountants and the Board of Directors. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held one meeting during 1998.

     The Compensation Committee, currently consisting of Dr. Link and Messrs. Hormats and Spoon, determines all compensation paid or awarded to the Company's executive officers and senior officers (those with the rank of vice president or above) and administers the Company's 1993 Incentive and Non-Qualified Stock Option Plan and the 1994 Stock Option Plan, for which all employees and certain non-employees are eligible. The Compensation Committee held 11 regular and one telephonic meeting during 1998.

     The Nominating Committee, currently consisting of Drs. Haseltine, Link, and Drews, is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and proposing candidates to fill any vacancies on the Board. The committee will consider nominees for Board membership recommended by stockholders. Any stockholder wishing to propose a nominee may submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information. The Nominating Committee held one meeting during 1998.

IDENTIFICATION OF EXECUTIVE OFFICERS

     Set forth below is certain information regarding the positions and business experience of each executive officer of the Company who is not also a director of the Company.


 Executive officer                     Age                 Positions
 -----------------                     ---                 ---------
 Susan Bateson McKay                   44                  Susan Bateson McKay has served as Vice President, Human
                                                           Resources of the Company since January 1997. Prior to
                                                           joining the Company, Ms. Bateson McKay served as
                                                           Director of Human Resources and Administration at
                                                           Finnegan, Henderson, Farabow, Garrett & Dunner, L.L.P.,
                                                           from May 1994 to December 1996. From 1983 to 1994, Ms.
                                                           Bateson McKay was employed by J.P. Morgan & Co.,
                                                           Incorporated and was appointed Vice President, Human
                                                           Resources in 1985. Ms. Bateson McKay holds a masters
                                                           degree in Business Administration from New York University.

 James H. Davis, Ph.D., J.D.           48                  James H. Davis has served as Senior Vice President,
                                                           General Counsel and Secretary of the Company since May
                                                           1997. From 1995 to 1997, Dr. Davis was of counsel to the
                                                           Washington D.C. law firm of Finnegan, Henderson,
                                                           Farabow, Garrett & Dunner, L.L.P. Prior to this time,
                                                           Dr. Davis served in a number of capacities with the
                                                           agricultural biotechnology company, Crop Genetics
                                                           International, including General Counsel from 1988 to
                                                           1995, Vice President of Research and Development from
                                                           1990 to 1995, Secretary from 1990 to 1995, and a member
                                                           of the Board of Directors from 1992 to 1995. Prior to
                                                           joining Crop Genetics, Dr. Davis was a partner in the
                                                           Washington, D.C. office of Weil, Gotshal & Manges. Dr.
                                                           Davis holds a doctorate degree in Organic and
                                                           Theoretical Chemistry from the California Institute of
                                                           Technology and a law degree from the University of Virginia.

 Arthur M. Mandell                     46                  Arthur Mandell has served as Senior Vice President,
                                                           Corporate Development of the Company since March 1997.
                                                           Mr. Mandell was most recently a Principal of the
                                                           consulting firm, ZS Associates, and General Manager of
                                                           the West Coast office located in Menlo Park, California.
                                                           Prior to joining ZS Associates in 1995, Mr. Mandell
                                                           spent over 13 years at Syntex Corporation where he held
                                                           a number of senior management positions in strategic
                                                           planning, business development, new product planning,
                                                           product marketing, and financial management, including
                                                           Regional Vice President overseeing Business Development
                                                           and Market Planning for the Pacific Rim, Mexico, and
                                                           Canada. Prior to joining the pharmaceutical industry,
                                                           Mr. Mandell was at Intel Corporation in Silicon Valley
                                                           where he developed budgeting processes, material
                                                           planning systems, and decision support models for
                                                           finance and engineering. Mr. Mandell also serves as a
                                                           Director of Vascular Genetics, Inc.

 Steven C. Mayer                       45                  Steven C. Mayer has served as Senior Vice President and
                                                           Chief Financial Officer since September 1996. Prior to
                                                           joining the Company, Mr. Mayer was Vice President and
                                                           Chief Financial Officer of GenVec, Inc., an early-stage
                                                           gene therapy company from 1995 to 1996. From 1991 to
                                                           1995, he served as Vice President (subsequently Senior
                                                           Vice President) and Chief Financial Officer of
                                                           TheraTech, Inc. Prior to joining TheraTech, Inc., Mr.
                                                           Mayer was involved in the formation of Myriad Genetics
                                                           and was Vice President and Chief Financial Officer of
                                                           NPI, and agricultural biotechnology company. Mr. Mayer
                                                           holds a masters degree in Business Administration from
                                                           Stanford University.



PROPOSAL 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Ernst & Young LLP to serve as independent public accountants for the fiscal year ending December 31, 1999, subject to the ratification of such appointment by the stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and is expected to make a statement and to be available to respond to appropriate questions from stockholders. Ernst & Young LLP currently serves as the Company's independent public accountants.

     Unless marked to the contrary, the shares represented by the enclosed proxy, if properly executed and returned, will be voted FOR the ratification of the appointment of Ernst & Young, LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1999.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION OF DIRECTORS

     In 1998, each director who was not an employee of the Company, a consultant to the Company, or associated with a collaborator of the Company, was eligible to receive a director's fee of $25,000 per year. Other directors received no compensation for their services to the Company as directors. Each non-employee director is also entitled to receive (i) an automatic grant of options to purchase 10,000 shares of Common Stock on the date that each non-employee director is first elected or appointed as a director and (ii) an annual automatic grant of an option to purchase 2,000 shares of Common Stock. All directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors.

EXECUTIVE COMPENSATION

     The employees named in the following table were the Company's Chief Executive Officer and the four highest-paid executive officers during 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                       Annual Compensation                    Long-Term Compensation
                                               -----------------------------------   --------------------------------------
                                                                                             Awards
                                                                                     ---------------------
                                                                                     Restricted
                                                                     Other Annual      Stock                   All Other
                                               Salary(1)  Bonus      Compensation(2)  Awards(3)  Options(4)   Compensation
   Name and Principal Position       Year        ($)       ($)            ($)           ($)         (#)           ($)
---------------------------------------------------------------------------------------------------------------------------
William A. Haseltine, Ph.D.          1998      364,539   160,000        66,287(5)                 110,000
Chief Executive Officer              1997      349,503   150,000        69,486(5)                 500,000
                                     1996      330,000   150,000        68,637(5)

Melvin D. Booth(6)                   1998      336,771         -       943,815(6)
President and                        1997      324,327   125,000        34,119(6)                  75,000
  Chief Operating Officer            1996      300,000   125,000

Craig A. Rosen, Ph.D.                1998      286,631   130,000                                   75,000
Sr. Vice President                   1997      274,443   120,000                                   75,000
                                     1996      252,600   100,000                                   45,000

James H. Davis, Ph.D., J.D.(7)       1998      213,723    75,000                                   25,000
Sr. Vice President                   1997      126,154    70,000                                  170,000

Arthur M. Mandell(8)                 1998      203,723    75,000                                   25,000
Sr. Vice President                   1997      150,000    66,620       173,562(8)                 170,000

----------

(1) Includes amounts earned but deferred at the election of the executive, such as salary deferrals under the Company's 401(k) Plan established under
     Section 401(k) of the Internal Revenue Code.

(2) As permitted by rules promulgated by the Securities and Exchange Commission, no amounts are shown with respect to certain perquisites (such as car and housing allowances), where such amounts do not exceed the lesser of (i) 10% of the sum of the salary and bonus of the Executive Officer, or (ii) $50,000.

(3) No dividends were paid on stock or restricted stock for the fiscal years ended December 31, 1998, 1997 and 1996.

(4)  The Company has awarded no Stock Appreciation Rights.

(5) These amounts include $47,436, $52,134, and $51,285 in imputed interest for 1998, 1997 and 1996 respectively, on an interest-free loan to Dr. Haseltine. See --Loans to Executive Officers.

(6) On November 13, 1998, Mr. Booth resigned from the Company as President and Chief Operating Officer. The 1998 Other Compensation includes $926,167 in profits on the exercise and sale of stock options. The 1997 Other Compensation is for car allowances.

(7)  Joined the Company on May 14, 1997.

(8) Joined the Company on March 17, 1997. Other Annual Compensation includes $173,562 for relocation costs and other compensation related to his joining the Company

     The following table sets forth information concerning grants to the Named Executive Officers of options to purchase shares of the Company's Common Stock.

                            OPTIONS GRANTED IN 1998





                                                    Individual Grants
                               ------------------------------------------------------------
                                              Percent of
                                             total options      Exercise                       Potential realizable value
                                            granted to all      price                          at assumed annual rates of
                               Options       employees in       per share      Expiration       stock price appreciation
          Name                   (#)          fiscal year          ($)            date              for option term(1)
                                                                                                 5%($)           10%($)
--------------------------    ----------    ----------------    ----------    ------------    -----------------------------
William A. Haseltine, Ph.D.      80,000           6%                33.88      12/2/2008        1,590,282      4,137,480
                                 30,000           2%                40.00      12/2/2008         412,606       1,367,805

Melvin D. Booth(2)                 None

Craig A. Rosen, Ph.D.            50,000           4%                33.88      12/2/2008         993,926       2,585,925
                                 25,000           2%                40.00      12/2/2008         343,838       1,139,838

James H. Davis                   25,000           2%                33.88      12/2/2008         496,963       1,292,963

Arthur M. Mandell                25,000           2%                33.88      12/2/2008         496,963       1,292,963

----------

(1) The assumed annual rates of stock price appreciation of 5% and 10% are required by the Securities and Exchange Commission to be used for illustration purposes and are not intended to forecast possible future appreciation, if any, of the Company's stock.

(2) On November 13, 1998, Mr. Booth resigned from the Company as President and Chief Operating Officer.

     The following table sets forth information with respect to option exercises by and year-end values during 1998 for the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND OPTION VALUES AT END OF FISCAL YEAR

                                                                                                     Value of unexercised
                                                                 Number of unexercised options       in-the-money options
                                 Shares                                at fiscal year-end             at fiscal year-end
                              acquired on         Value                  (Exercisable/                  (Exercisable/
                                exercise         Realized                unexercisable)                unexercisable)(1)
          Name                     #               ($)                        (#)                            ($)
--------------------------    -----------    ----------------    ------------------------------     -----------------------
William A. Haseltine, Ph.D.      None              None                  67,500/662,500                274,238/1,835,313

Melvin D. Booth(2)               None              None                    74,405/None                   823,143/None

Craig A. Rosen, Ph.D.           4,000             118,700                100,364/189,158              1,359,087/1,079,955

James H. Davis, Ph.D., J.D.      None              None                  41,891/153,109                343,004/1,091,156

Arthur M. Mandell                None              None                  59,208/135,792                 484,795/949,365

----------

(1) Value is based on the difference between the stock option exercise price and the closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 1998 of $35.56 per share.

(2) On November 13, 1998, Mr. Booth resigned from the Company as President and Chief Operating Officer.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     In February 1997, the Company entered in an employment agreement with Dr. Haseltine that superseded his May 1993 employment agreement. The employment agreement is for an initial term expiring in February 2000 and will automatically extend for additional one-year periods unless terminated by either party four months prior to the end of the applicable term. The employment agreement provides that Dr. Haseltine is entitled to an annual base salary as determined by the Board of Directors ($400,000 as of January 1, 1999), and an annual bonus as determined by the Board of Directors and an annual car allowance. The Company may terminate the employment agreement without cause, and upon such termination, Dr. Haseltine will be entitled to severance equal to his base salary for a period of 24 months. The Company sold to Dr. Haseltine 661,160 shares of restricted Common Stock on May 18, 1993 at a purchase price of $.20 per share. The shares of Common Stock sold to Dr. Haseltine vested in equal annual installments over a four-year period that commenced on May 11, 1993. All of the shares are subject to rights of first refusal by the Company on sale (at a price per share equal to $1.13 less than the price of the proposed sale).

         In October 1992, the Company entered into an employment agreement with Dr. Rosen in which Dr. Rosen agreed to serve as Senior Vice President, Research and Development of the Company. The employment agreement was for an initial term that ended in October 1995 and has been and will be automatically extended for additional one-year periods unless terminated by either party prior to the end of the applicable term. Dr. Rosen is entitled to an annual base salary, as determined by the Board of Directors ($310,000 as of January 1, 1999), an annual bonus of between 10% and 20% of his base salary, and an annual car allowance. The Company may terminate the employment agreement without cause, and upon such termination, Dr. Rosen will be entitled to receive three months' base salary. In April 1993, pursuant to the agreement, the Company sold to Dr. Rosen 140,977 shares of restricted Common Stock at a purchase price of $.01 per share. All of the shares are subject to rights of first refusal by the Company on sale (at a price per share equal to $.19 less than the price of the proposed sale).

     In April 1997, the Company entered into an employment agreement with Dr. Davis in which Dr. Davis agreed to serve as Senior Vice President, General Counsel and Secretary of the Company. Dr. Davis is entitled to an annual base salary, as determined by the Board of Directors ($240,000 as of January 1, 1999) and an annual bonus of up to 30% of base salary. Upon termination without cause, Dr. Davis will be entitled to receive base salary until the earlier of
(i) 12 months after termination of employment or (ii) commencement of other regular full-time employment.

     In January 1997, the Company entered into an employment agreement with Mr. Mandell in which Mr. Mandell agreed to serve as Senior Vice President, Business Development of the Company. Mr. Mandell is entitled to an annual base salary, as determined by the Board of Directors ($240,000 as of January 1, 1999) and an annual bonus of up to 30% of base salary. Upon termination without cause or upon a constructive termination, Mr. Mandell will be entitled to receive base salary until the earlier of (i) 12 months after termination of employment, or
(ii) commencement of other regular full-time employment. The Company paid Mr. Mandell relocation costs and other compensation of $173,562 in connection with his relocation to Maryland.

     In July 1998, the Company established a Key Executive Severance Plan for the Chief Executive Officer, the President and other key employees of the Corporation, and pursuant to that plan, the Company entered into agreements with the Named Executive Officers. The agreements provide that in the event the executive's employment is terminated by the Company without cause or by the Executive for good reason, in either case within 18 months of a Change in Control of the Company (as defined in the Plan), the Company shall make a cash payment to the executive equal to 1.5 times the sum of the executive annual salary plus bonus (2.0 times in the case of the CEO) and the executive will be entitled to continue to participate in the Company's group medical, dental, life and disability programs for a period of eighteen months (twenty-four months in the case of the CEO). In addition, the Key Executive Severance Plan provides that upon a Change in Control, all option plans will vest unless the options are assumed or replaced in connection with the Change in Control and the assumed or replacement options will vest in the event the executive's employment is terminated without cause or the executive resigns for good reason, in either case within 18 months of the Change in Control. Each executive also agreed to certain confidentiality and non-solicitation provisions as a condition to participation in the Plan.

LOANS TO EXECUTIVE OFFICERS

     In November 1993, the Board of Directors authorized the extension of an interest-free loan (the "Loan") to Dr. Haseltine, in an amount up to $1,000,000, to enable Dr. Haseltine to pay certain tax liabilities relating to his purchase of Common Stock in May 1993. The Loan was made on December 29, 1993 and was evidenced by a promissory note dated March 4, 1994 in the original amount of $872,845, replacing a promissory note dated December 29, 1993 (as replaced, the "Note"). The principal amount of the Loan was increased to $891,488 on December 16, 1994. The Loan was secured initially by 114,472 shares of issued and outstanding Common Stock of the Company, with a market value at that time equal to 200% of the principal sum of the loan (the "Collateral") and is now secured by 64,252 shares of Common Stock. The Loan is repayable in full on the earliest to occur of (i) twenty business days after demand for repayment has been made by the Company, (ii) twenty business days after Dr. Haseltine's employment has been terminated, (iii) on the date Dr. Haseltine defaults on the Note, and (iv) December 29, 2003. Dr. Haseltine is required to prepay the Loan in full, or in some instances, in part, if he sells any of the Collateral.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From January 1, 1998 until February 11, 1998, the Compensation Committee consisted of Robert Hormats, Joshua Ruch and Max Link as Chairman. Alan G. Spoon replaced Mr. Ruch on February 11, 1998, when Mr. Ruch retired from the Board of Directors. None of the members of the Compensation Committee is a current or former officer or employee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") consists entirely of non-employee directors. The Committee determines all compensation paid or awarded to the Company's executive officers and approves the Company's overall compensation policies.

     The Committee's goals are to attract and retain an executive management team that is capable of taking full advantage of the Company's opportunities, and to provide incentives for outstanding performance. In arriving at an initial compensation offer to an individual, the Committee considers determinants of the individual's market value, including experience, education, accomplishments and reputation, as well as the level of responsibility to be assumed, in relation to the market value of such qualifications and industry standards. When determining subsequent adjustments to an individual's compensation package, the Committee also evaluates the importance to stockholders of that person's continued service. This is a judgment process, exercised by the Committee with the advice of Company management and a compensation consultant.

     The executive officers' compensation structure consists of: (i) base salary, (ii) cash bonus and (iii) stock options.

     Base Salary. Each individual's base salary is determined by the Committee after considering a variety of factors that make up market value and prospective value to the Company, including the knowledge, experience and accomplishments of the individual, the individual's level of responsibility, and the typical compensation levels for individuals with similar credentials. The Committee may change the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or the Company, changes in responsibility, and changes in the market for executives with similar credentials. Salaries for 1998 were set based on the above factors and after review of industry comparables and discussion with a leading compensation consultant.

     Cash Bonus. Bonuses are awarded for accomplishments during the past year. Bonuses are determined by the Committee with advice from Company Management, based upon the Committee's assessment of the individual's contributions during the year, compared to, but not limited to, a list of individualized goals previously approved by Management and the Committee. In determining bonuses for the fiscal year ended December 31, 1998, the Committee considered in addition to the individualized goals, the Company's significant progress in conducting clinical trials of new drug candidates and success in defining possible new therapeutic proteins for internal development or out-licensing, progress in the construction of a process development and manufacturing facility, continued progress within collaborations previously established and establishment of new collaborations, and further additions to the Company's intellectual property and to its capability to convert this to product development programs.

     Stock Options. Stock options are prospective incentives, aimed at keeping and motivating key people by letting them share in the value they create for stockholders. They are awarded at times deemed appropriate by the Committee in amounts calculated to secure the full attention and best efforts of executives on whose future performance the Company's success will depend. Executive officers other than the C.E.O. (discussed below) received options on 170,000 shares in 1998.

     In September 1998, the Committee reviewed all outstanding stock options that had been awarded to employees, including the named executive officers. The Committee considered the recent market conditions that resulted in a significant reduction in the market price of the Company's common stock, such that over 65% of all outstanding Company stock options had an exercise price above the market price. The Committee believed that the reduction in the market price was due primarily to market conditions relating to the stock market and the biotechnology industry, in general, and not to any specific matter associated with the Company or its performance. Because of the highly competitive job market in the biotechnology industry and the need to retain and provide incentives to key employees, the Committee concluded that it was in the Company's best interests to reprice options effective September 16, 1998, for all employees, including all named executive officers, other than Dr. Haseltine. A decision on Dr. Haseltine was deferred until additional information on his options could be assembled and analyzed. After such review and in light of the Committee's previous decision with respect to all other employees, the Committee decided on October 7, 1998 to reprice options for 150,000 shares previously granted to Dr. Haseltine on January 21, 1997 and 120,000 shares previously granted to Dr. Haseltine on January 2, 1998. All repriced options have an exercise price equal to the market price of the underlying stock at the time of repricing. The repricing did not change the vesting term or other conditions of the options.


                                              10-YEAR OPTION REPRICINGS
                                        -------------------------------------             Length of
                                         Number of      Market                            Original
                                         Securities    Price of     Exercise             Option Term
                                         Underlying    Stock at     Price at      New     Remaining
                                          Options       Time of     Time of    Exercise  at Date of
         Name                  Date       Repriced     Repricing   Repricing     Price    Repricing
-----------------------------------------------------------------------------------------------------
William A Haseltine Ph.D.    07-Oct-98       150,000   $ 28.25     $    41.00  $    28.25        8.3
Chief Executive Officer      07-Oct-98       120,000   $ 28.25     $    40.63  $    28.25        9.2


Melvin D. Booth(1)              -            -           -              -           -             -


Craig A. Rosen Ph.D          16-Sep-98        45,000   $ 27.38     $   38.25    $  27.38        8.3
Sr. Vice President           16-Sep-98        75,000   $ 27.38      $  39.50    $  27.38        9.3


James H. Davis Ph.D., J.D.   16-Sep-98       150,000   $ 27.38      $  36.75    $  27.38        8.7
Sr. Vice President           16-Sep-98        20,000   $ 27.38      $  39.50    $  27.38        9.3


Arthur M. Mandell            16-Sep-98       150,000   $ 27.38      $  36.75    $  27.38        8.5
Sr. Vice President           16-Sep-98        20,000   $ 27.38      $  39.50    $  27.38        9.3

(1) On November 13, 1998, Mr. Booth resigned as the Company's President and Chief Operating Officer. No options held by Mr. Booth were repriced.


Chief Executive Officer's Compensation. The Committee awarded Dr. Haseltine a bonus of $160,000 for the fiscal year ended December 31, 1998. In addition, effective January 1, 1999, Dr. Haseltine's base salary was increased from $365,000 per year to $400,000 per year. The bonus and increase in salary are based on the Committee's assessments of Dr. Haseltine's role in the Company's performance in 1998, and on the continuing growth in his responsibilities. Under Dr. Haseltine's leadership, the Company's capabilities and opportunities were significantly enhanced by initiating collaborations which multiply the potential for converting the Company's discoveries into products on a timely basis. At the same time, the Company has negotiated rights to internal development of selected products, and has made significant progress in developing new drug candidates. Organizational development is keeping pace with the expanding opportunities.

     In December 1998, the Committee reviewed Dr. Haseltine's stock options in light of the progress the Company had made in the clinical development of therapeutic proteins and in the identification of new preclinical drug candidates. Because of these achievements, and based on the advice of a leading compensation consultant, the Committee decided to grant additional options for 110,000 shares, effective December 2, 1998, on the following terms:

     80,000 shares          at market price ($33.875 as of December 2, 1998)
                            vesting over five years.

     30,000 shares          at $40 per share (15% over market price as of
                            December 2, 1998) vesting over five years.

       The Committee also granted additional options for 10,000 shares at $40.00 or the fair market value, whichever was higher, as of January 5, 1999. The grant was made effective as of January 1999 to insure the deductibility of executive compensation.

         Compensation Deduction Limit. The Committee has considered the $1 million limit for federal income tax purposes on deductible executive compensation that is not performance based, and believes all executive compensation expenses will be deductible by the Company for the foreseeable future.


                                        Compensation Committee

                                        Max Link, Chairman
                                        Robert D. Hormats
                                        Alan G. Spoon

PERFORMANCE GRAPH

         As part of the proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a comparison of the cumulative total stockholder return on its Common Stock with that of a broad equity market index and either a published industry index or a company-constructed peer group index. The following graph compares the performance of the Company's Common Stock for the periods indicated with the performance of the Nasdaq U.S. Stock Market Total Return Index (the "TRI") and the Nasdaq Pharmaceutical Index (the "NPI"). The comparison assumes $100 was invested on December 31, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends.


                           [PERFORMANCE GRAPH CHART]

                Nasdaq     Nasdaq
                  US       Pharma     HGS
      93        100.00     100.00   100.00
      94         97.75      75.26    83.10
      95        138.24     137.69   215.49
      96        170.03     138.09   229.58
      97        208.65     142.69   223.94
      98        292.80     183.10   200.35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     SmithKline Beecham was a 5% beneficial stockholder of the Company in 1998. In addition, SmithKline Beecham has a right to designate a nominee to the Board of Directors of the Company under the SB Stock Purchase Agreement. See PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING - ELECTION OF DIRECTORS. SmithKline Beecham previously was entitled to a right of first refusal to purchase new shares of common stock in any issuance of equity securities by the Company. SmithKline Beecham has now permanently waived all rights of first refusal.

     In May 1993, the Company entered into the SB Collaboration Agreements pursuant to which SmithKline Beecham was granted certain exclusive rights to develop and commercialize therapeutic and diagnostic products within certain designated fields based on human genes discovered by the Company. The SB Collaboration Agreements were amended in 1996. Pursuant to the SB Collaboration Agreements, as amended, SmithKline Beecham has paid to the Company an aggregate of $125 million, including $55.1 million which was allocated to the purchase of an aggregate of 1,351,738 shares of Common Stock of the Company.

     The SB Collaboration Agreements provide that SmithKline Beecham and the Company will share equally in any license fees paid under agreements with third-party pharmaceutical companies, and that the Company will receive all royalties and research support payments under such agreements and provide certain other royalty and marketing arrangements.

     In July 1997, the SB Collaboration Agreements were further amended with respect to the field of human diagnostic products (the "SB Diagnostic Amendment"). The SB Diagnostic Amendment streamlined the procedures for outlicense by SmithKline Beecham of diagnostic products based on the Company's technology and specified a royalty on diagnostic products sold by SmithKline Beecham or its licensees. The SB Diagnostic Amendment also permits the Company to develop and market diagnostic tests that support its own therapeutic products, if SmithKline Beecham is not already developing and marketing such a diagnostic test, and provides for an initial research term that continues through June 2001, and may be extended by SmithKline Beecham for up to five additional years by making certain payments and provided that the SB Collaboration Agreements are also extended for a commensurate period of time.

     The Company believes that the transactions referred to above have been, and will in the future continue to be, on terms no less favorable to the Company than could be obtained from unaffiliated parties.

                             ADDITIONAL INFORMATION

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and to provide the Company with copies of such reports. The Company has reviewed such reports received by it and written representations from its directors and executive officers. Based solely on such review, Mr. Mandell filed a Form 4 late.

OTHER MATTERS

     The Board of Directors of the Company knows of no other business which will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD ON MARCH 31, 1999, AND TO EACH BENEFICIAL OWNER OF STOCK ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 9410 KEY WEST AVENUE, ROCKVILLE, MARYLAND 20850-3338, ATTENTION INVESTOR RELATIONS OFFICE. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL OWNERS OF COMMON STOCK MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP.

PROPOSALS FOR THE 2000 ANNUAL MEETING

     The deadline for submission of stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2000 Annual Meeting of Stockholders is December 18, 1999. Any such proposal received by the Corporation's principal executive offices in Rockville, Maryland after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.

     The deadline for submission of stockholder proposals to be presented at the 2000 Annual Meeting of Stockholders, but which will not be included in the proxy statement and form of proxy relating to such meeting, is March 2, 2000. Any such proposal received by the Corporation's principal executive offices in Rockville, Maryland after such date will be considered untimely and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

                                    By Order of the Board of Directors,

                                    JAMES H. DAVIS,  Secretary

April 16, 1999

     THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                          HUMAN GENOME SCIENCES, INC.
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 1999

            The undersigned hereby appoints WILLIAM A. HASELTINE, Ph.D. and JAMES H. DAVIS, Ph.D., J.D. and each of them, with full power of substitution to each, as attorneys and proxies of the undersigned, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Human Genome Sciences, Inc. (the "Company") to be held at the University of Maryland System, Shady Grove Center, 9640 Gudelsky Drive, Rockville, Maryland 20850-3480, on May 19, 1999 at 9:00 a.m., local time, and at any adjournments thereof, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON(S) SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES INDICATED AND FOR THE OTHER PROPOSAL.

                         (CONTINUED ON THE OTHER SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                          HUMAN GENOME SCIENCES, INC.

                                  MAY 19, 1999

            \/ PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED \/

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

             FOR all nominees              WITHOLD
            listed to the right          AUTHORITY
           (except as written to   to vote for all nominees
             the contrary below)    listed to the right
1. To elect         [ ]                      [ ]
3 directors.

To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) below:

-------------------------------------------------
-------------------------------------------------
-------------------------------------------------
-------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW

NOMINEES:   Max Link, Ph.D.
            Craig Rosen, Ph.D.
            Beverly Sills Greenough

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

                                                         FOR  AGAINST  ABSTAIN
2. To ratify the selection of Ernst & Young, LLP as the  [ ]    [ ]     [ ]
Company's independent public accountants for the fiscal year ending December 31, 1999.

3. To act upon such other matters which may properly come before the Annual Meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES INDICATED AND FOR THE OTHER PROPOSAL.

The undersigned hereby acknowledges receipt of a copy of the Company's 1998 Annual Report and Notice of Annual Meeting and Proxy Statement relating to such Annual Meeting. The undersigned revokes all proxies heretfore given for said Annual Meeting or any adjournment(s) thereof.

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed within the United States.

SIGNATURE(S)                                           DATE
            -----------------------------------             -------------------
NOTE: Please sign exactly as your name appears hereon. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should give their full titles. If a signatory is a corporation, please give the full corporate name and have a duly authorized officer sign, stating his or her title. If a signatory is a partnership, please sign in partnership name by an authorized person.